                                                                  EXHIBIT 10.A

                             JOHNSON CONTROLS, INC.
                             1992 Stock Option Plan
                           (Amended January 24, 1996)

 1. ESTABLISHMENT. JOHNSON CONTROLS, INC. (the "Company") hereby establishes a stock option plan for certain officers and other key employees, as described herein, which shall be known as the JOHNSON CONTROLS, INC. 1992 STOCK OPTION PLAN (the "Plan"). It is intended that certain of the stock options issued pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued pursuant to the Plan shall constitute nonqualified options. Incentive Stock Options and nonqualified stock options are hereinafter jointly referred to as "Options." The Committee may also award stock appreciation rights along with Options issued pursuant to the Plan and, subject to certain limitations, apart from Options issued pursuant to the Plan.

 2. PURPOSE. The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board of Directors") believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

 3. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is the date of its adoption by the Board of Directors, September 23, 1992, subject to the approval of the Plan by the shareholders of the Company within twelve months of the effective date. Any and all Options granted prior to such approval shall be subject to such approval.

 4. STOCK SUBJECT TO THE PLAN. Subject to adjustment in accordance with the provisions of paragraph 19, the total number of shares of the common stock of the Company ("Common Stock"), available for awards during the term of this Plan shall not exceed 4,000,000 shares. Shares of Common Stock to be delivered upon exercise of Options or settlement of stock appreciation rights under the Plan shall be made available from presently authorized but unissued Common Stock of the Company or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. If any Option or stock appreciation right shall be canceled, expire or terminate without having been exercised in full, or to the extent a stock appreciation right is settled in cash, the shares of Common Stock allocable to the unexercised, canceled, forfeited portion of such Option or stock appreciation right, or portion of such stock appreciation right which is settled in cash, shall again be available for the purpose of the Plan. The surrender of any Options (and the surrender of any related stock appreciation rights granted under paragraph 18) in connection with the receipt of stock appreciation rights as provided in paragraph 18A shall, as to such Options, have the same effect under this paragraph 4 as the cancellation or termination of such Options without having been exercised. If any stock appreciation rights are granted under the Plan separate and apart from Options (including any grant in connection with the surrender of outstanding Options), as provided in paragraph 18A, and shares of Common Stock may be issuable in connection with such stock appreciation rights, then the grant of such stock appreciation rights shall be deemed to have the same effect under this paragraph 4 as the grant of Options; provided, however, if any such stock appreciation rights shall be canceled, expire or terminate without having been exercised in full, or to the extent a stock appreciation right is settled in cash, the shares of Common Stock allocable to the unexercised, canceled, forfeited portion of such stock appreciation right, or portion of such stock appreciation right which is settled in cash, shall again be available for the purpose of the Plan.

 5. ADMINISTRATION. (a) The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three members of the Board of not less than three members of the Board of Directors appointed from time to time by the Board of Directors. No member of the Committee shall be, nor at any time during the preceding one-year period have been, eligible to receive stock, stock options or stock appreciation rights of the Company or of its subsidiaries pursuant to the Plan or any other plan of the Company or its subsidiaries, other than a plan for directors of the Company who are not officers or employees of the Company which provides for automatic grants without exercise of discretion by any member of the Board of Directors, or by any officer or employee of the Company.

      (b) Subject to the express provisions of the Plan, the Committee shall have authority to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and in its discretion, to determine the individuals (the "Participants") to whom, and the time or times at which, Options and stock appreciation rights shall be granted, the type of Options, the Option periods, limitations on Option exercise, and the number of shares to be subject to each Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant.

      (c) Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee s determinations on the matters referred to in this paragraph 5 shall be conclusive and binding upon all parties.

      (d) Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance that may be in effect from time to time.

      (e) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

 6. ELIGIBILITY. Options and stock appreciation rights may be granted to officers and other key employees of the Company and of any of its present and future subsidiaries. The maximum number of shares of Common Stock covered by Options which may be granted to any Participant within any two consecutive calendar year periods shall not exceed 250,000 shares in the aggregate. No Option or stock appreciation right shall be granted to any person who owns, directly or indirectly, shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary will not be eligible to receive any Option or stock appreciation right hereunder.

 7. RIGHTS OF EMPLOYEES. Nothing in this Plan or in any Option or stock appreciation right shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant s or employee s employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company and its subsidiaries.

 8. OPTION AGREEMENTS. All Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements (an "Option Agreement") in such form or forms as the Committee shall determine.

 9. OPTION PRICE. The per share Option price for Options and for stock appreciation rights granted under paragraph 18, and the per share grant price for stock appreciation rights granted under paragraph 18A, as determined by the Committee, shall be an amount not less than 100% of the fair market value of the stock on the date such Options or stock appreciation rights are granted (or, if the Committee so determines, in the case of any stock appreciation right granted under paragraph 18A upon the surrender of any outstanding Option, on the date of grant of such Option). The fair market value of a share of stock on any date shall be the average of the highest and lowest market prices of sales of the Common Stock on that date, or on the next preceding trading day if such date was not a trading day as reported on the New York Stock Exchange or as otherwise determined by the Committee.

 10. OPTION PERIOD. The term of each Option and stock appreciation right shall be as determined by the Committee but in no event shall the term of an Option or stock appreciation right exceed a period of ten (10) years from the date of its grant. Each Option and stock appreciation right granted hereunder may granted at any time on or after the effective date of the Plan, and prior to its termination, provided that no Option or stock appreciation right may be granted later than ten years after the date this Plan is adopted. The Committee shall determine whether any Option or stock appreciation right shall become exercisable in cumulative or non-cumulative installments or in full at any time. An exercisable Stock Option or stock appreciation right, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

 11. MAXIMUM VALUE OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (as defined in paragraph 9) of the Common Stock for which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan or any other plan of the Company or any subsidiary shall not exceed $100,000. To the extent the fair market value of the shares of Common Stock attributable to Incentive Stock Options first exercisable in any calendar year exceeds $100,000, the excess portion of the Incentive Stock Options shall be treated as nonqualified options.

 12. TRANSFERABILITY OF OPTION OR STOCK APPRECIATION RIGHT. No Option or stock appreciation right granted hereunder shall be transferable other than by will or by the laws of descent and distribution, or, in the case of a nonqualified option, pursuant to a "Qualified Domestic Relations Order" as defined in Section 414(p) of the Internal Revenue Code, and such Options and stock appreciation rights may be exercised during the life of the Participant only by the Participant or, if applicable, by the alternate payee designated under a Qualified Domestic Relations Order.

 13. EXERCISE OF OPTION. The Committee shall prescribe the manner in which a Participant may exercise an Option which is not inconsistent with the provisions of this Plan. However, no Option shall be exercisable, in whole or in part, for a period of at least six months commencing on the date of grant, except as provided in paragraph 22 in the event of a Change in Control. An Option may be exercised, subject to limitations on its exercise contained in the Option Agreement and in this Plan, in full, at any time, or in part, from time to time, only by (a) written notice of intent to exercise the Option with respect to a specified number of shares, and (b) by payment in full to the Company at the time of exercise, of the Option of the option price of the shares being purchased. Payment of the Option price may be made (i) in cash, (ii) if permitted by the applicable Option Agreement, by delivery of shares of Common Stock equivalent in fair market value (as defined in paragraph 9), or (iii) if permitted by the applicable Option Agreement, partly in cash and partly in shares of Common Stock.

 14. WITHHOLDING. If permitted by the applicable Option Agreement, a Participant may be permitted to satisfy the Company s withholding tax requirements by electing (i) to have the Company withhold shares of Common Stock of the Company, or (ii) to deliver to the Company shares of Common Stock of the Company having a fair market value on the date income is recognized on the exercise of a nonqualified option equal to the minimum amount required to be withheld, or such greater amount as may be requested by the Participant. The election shall be made in writing and according to such rules and in such form as the Committee shall determine.

      Notwithstanding the foregoing, the election and satisfaction of any withholding requirement through the withholding of Common Stock or the tender of shares of Company Stock may be made only at such times as are permitted, without incurring liabilities, by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or such other securities laws, rules or regulations as may be applicable.

 15.  [intentionally omitted]

 16.  [intentionally omitted]

 17. TERMINATION OF EMPLOYMENT. (a) In the event a Participant s employment with the Company or any of its subsidiaries shall be terminated for any reason, except early retirement or total and permanent disability, all rights to exercise an Option or stock appreciation right shall terminate immediately.

      (b) If the Participant should die while employed by the Company or any subsidiary prior to the expiration of the term of the Option or stock appreciation right, the Option or stock appreciation right may be exercised by the person to whom it is transferred by will or by the applicable laws of descent and distribution to the extent it could have been exercised by the Participant had he lived, by giving notice as provided in paragraph 13, at any time within twelve months after the date of death unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement. For purposes of this paragraph, the six-month limitation imposed pursuant to paragraph 13 shall not be applicable.

      (c) In the event of termination of employment with the Company due to early or normal retirement, or due to total and permanent disability prior to the expiration of the term of an Option or stock appreciation right, the Option or stock appreciation right may be exercised by the Participant, to the extent it could have been exercised had the Participant remained actively employed, at any time within thirty-six months (except Incentive Stock Options which may be exercised within three months) after the date of such early or normal retirement or total permanent disability, as the case may be, unless such Option or stock appreciation right expires earlier under the terms of the Option Agreement. For purposes hereof, a Participant's employment shall be deemed to have terminated due to (a) early or normal retirement if such Participant is then eligible to receive early or normal retirement benefits under the provisions of any of the Company's or its subsidiaries pension plans and (b) total and permanent disability if he is permanently disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code, as in effect from time to time.

      For purposes of this Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, joint venture or other affiliate (whether or not incorporated) or vice versa, or from one subsidiary, partnership, joint venture or other affiliate to another or
      (b) a leave of absence duly authorized in writing by the Company, provided the employee s right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

      Notwithstanding the foregoing, from and after a Change of Control, as defined in paragraph 22, Options (other than Incentive Stock Options granted prior to May 24, 1989) and stock appreciation rights shall continue to be exercisable for three months after a Participant's termination of employment.

 18. STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted in conjunction with all or part of any Option granted under the Plan. Stock appreciation rights may be exercised by a Participant by surrendering the related Option or applicable portion thereof. Upon such exercise and surrender, the Participant shall be entitled to receive the economic value of such stock appreciation rights determined in the manner prescribed in subparagraph (b) of the Paragraph 18 and in the form prescribed in subparagraph (c) of this Paragraph 18. Options which have been so surrendered, in whole or in part, shall no longer be exercisable.

      Stock appreciation rights shall be subject to such terms and conditions not inconsistent with other provisions of the Plan as shall be determined by the Committee, which shall include the following:

      (a) Stock appreciation rights shall be exercisable or transferable at such time or times and only to the extent that the Option to which they relate is exercisable or transferable.

      (b) Upon the exercise of stock appreciation rights, a Participant shall be entitled to receive the economic value thereof, which value shall be equal to the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the Option price per share, multiplied by the number of shares in respect of which the stock appreciation rights shall have been exercised.

      (c) The Committee shall have sole discretion either (i) to determine the form in which payment of such economic value will be made (i.e. cash, stock, or any combination thereof) or (ii) to consent to or disapprove the election of the Participant to receive cash in full or partial payment of such economic value.

      (d) The exercise of stock appreciation rights by a Participant pursuant to the Plan may be made only at such times as are permitted by Rule 16b-3 of the Securities Exchange Act of 1934, without liabilities, or such other securities laws or rules as may be applicable.

      (e) Stock appreciation rights shall be exercisable only when the fair market value of the Common Stock subject to the Option to which the stock appreciation rights relate exceeds the exercise price of such Option.

 18A. OTHER STOCK APPRECIATION RIGHTS. Stock appreciation rights may also be granted separate from any Option granted under the Plan to any Participant who at the time of grant is not then an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (a "Section 16 Officer"). The Committee may also grant stock appreciation rights under this paragraph 18A to any person who is not then a Section 16 Officer in connection with the surrender of any outstanding Option granted under the Plan prior to September 22, 1993 (and the surrender of any related stock appreciation rights granted under paragraph 18). Such stock appreciation rights may be exercised by a Participant by written notice of intent to exercise the stock appreciation rights delivered to the Committee, which notice shall state the number of shares of stock in respect of which the stock appreciation rights are being exercised. Upon such exercise, the Participant shall be entitled to receive the economic value of such stock appreciation rights determined in the manner described in subparagraph (b) of this paragraph 18A and in the form prescribed in subparagraph (c) of this paragraph 18A.

      Stock appreciation rights shall be subject to terms and conditions not inconsistent with other provisions of the Plan as shall be determined by the Committee, which shall include the following:

      (a) Stock appreciation rights granted in connection with the surrender of an Option shall be exercisable or transferable at such time or times and only to the extent that the Option to which they related was exercisable or transferable. The Committee shall have complete authority to determine the terms and conditions applicable to other stock appreciation rights, including the periods applicable to such rights, limitations on exercise and the number of shares of stock in respect to which such stock appreciation rights are exercisable.

      (b) Upon the exercise of stock appreciation rights, a Participant shall be entitled to receive the economic value thereof, which value shall be equal to the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the grant price per share, multiplied by the number of shares in respect of which the stock appreciation rights shall have been exercised. Stock appreciation rights which have been so exercised shall no longer be exercisable in respect of such number of shares.

      (c) The Committee shall have the sole discretion either (i) to determine the form in which payment of such economic value will be made (i.e., cash, stock, or any combination thereof) or (ii) to consent to or disapprove the election of the Participant to receive cash in full or partial payment of such economic value.

      (d) The exercise of stock appreciation rights by a Participant pursuant to the Plan may be made only at such times as are permitted by Rule 16b-3 of the Securities Exchange Act of 1934, without liabilities, or such other securities laws or rules as may be applicable.

      (e) Stock appreciation rights shall be exercisable only when the fair market value of the Common Stock to which the stock appreciation rights relate exceeds the grant price of such stock appreciation rights.

 19. ADJUSTMENT PROVISIONS. In the event of any change in the shares of the Common Stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to each outstanding Option and stock appreciation right, the option price for shares subject to each outstanding Option, and the option price or grant price and economic value of any stock appreciation rights shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

 20.  TERMINATION AND AMENDMENT OF PLAN.  The Plan shall terminate on
      September 22, 2002, unless sooner terminated as hereinafter provided.
      The Board of Directors may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board of Directors to be necessary or advisable to assure conformity of the Plan and any Incentive Stock Options granted thereunder to the requirements of
      Section 422 of the Internal Revenue Code as now or hereafter in effect and to assure conformity with any requirements of other state and federal laws or regulations now or hereafter in effect; provided, however, that the Board of Directors may not, without further approval by the shareholders of the Company, make any modifications which, by applicable law, require such approval. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option or stock appreciation rights shall have been granted, adversely affect the rights of such Participant under such Option or stock appreciation rights. The Board of Directors may also, in its discretion, permit any Option or stock appreciation right to be exercised prior to the earliest date fixed for exercise thereof under the Option Agreement.

 21. RIGHTS OF A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to shares covered by his or her Option until the date of issuance of the stock certificate to the participant and only after such shares are fully paid or with respect to stock appreciation rights. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

 22. CHANGE OF CONTROL. Notwithstanding the foregoing, upon Change of Control, all previously granted Options and stock appreciation rights shall immediately become exercisable to the full extent of the original grant. For purposes of this Plan, a "Change of Control" means any of the following events:

      (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company of any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a change in control of the Company; or (ii) individuals who, as of May 24, 1989, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
      Act); or (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporations resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination or the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (iv) (A) a complete liquidation or dissolution of the company or a (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

 23. LSARs. Notwithstanding the foregoing, during the sixty-day period from and after a Change in Control of the Company, each optionee shall have the right (the "LSAR") with respect to any Option [other than (x) an Incentive Stock Option granted prior to May 24, 1989 and (y) an Option granted to an officer or director of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended from time to time) unless such Option was granted more than six months prior to the Change of Control of the Company], in lieu of the payment of the full Option price for the shares of Common Stock ("Shares") subject to such Option, to elect (within such sixty-day period) to surrender all or a part of the Option to the Company and to receive in lieu thereof cash in the amount by which the fair market value per Share on the date of such election shall exceed the option price per Share under the Option multiplied by the number of Shares granted under the Option as to which a LSAR granted hereunder shall have been exercised. As used in this paragraph 23, the fair market value of a Share on the date of exercise shall mean with respect to an election by an optionee to receive cash in respect of a Stock Option, the higher of (x) the highest reported sales price, regular way, of a Share on the Composite Tape for New York Stock Exchange Listed Stocks (the "Composite Tape") during the sixty-day period prior to the date of the Change in Control of the Company and (y) if the Change in Control of the Company is the result of a transaction or a series of transactions described in paragraphs (i) or (ii) of the definition of Change in Control of the Company set forth in paragraph 22, the highest price per Share paid in such transaction or series of transactions.

 24. GOVERNING LAW. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Wisconsin and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States.

 25. UNFUNDED PLAN. This Plan shall be unfunded. No person shall have any rights greater than those of a general creditor of the Company.

                              FURTHER INFORMATION

This prospectus contains certain information concerning the Company, its Common Stock, the Rights and the 1992 Plan, but it does not contain all information set forth in the Registration Statement and exhibits thereto filed with the Securities and Exchange Commission (the "SEC") in Washington, D.C., under the Securities Act of 1933, as amended. The Company will provide without charge, upon written or oral request by any person to whom this Prospectus is delivered, copies of the documents incorporated by reference in Item 3 of Part II of the Registration Statement. Such documents are hereby incorporated by reference into this Prospectus. The Company will also provide without charge, upon written or oral request of any person to whom this Prospectus is delivered, copies of all other documents required to be delivered pursuant to SEC Rule 428(b). Any such request should be directed to John P. Kennedy, Secretary, Johnson Controls, Inc., 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin 53201 (telephone: 414/228-1200).

                                  THE COMPANY

The Company is a Wisconsin corporation with principal executive offices at 5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin 53201. The Company's telephone number is 414/228-1200. The shares offered hereby are shares of the Company's authorized Common Stock with attached Rights.

                                 THE 1992 PLAN
GENERAL

The 1992 Plan was approved by the Company's Board of Directors on September 23, 1992, and was amended by the Board of Directors on January 27, 1993, and September 22, 1993. The 1992 Plan was approved and ratified by the Company's shareholders on January 27, 1993, and amended by the shareholders on January 24, 1996.

The 1992 Plan authorized the grant of options which are intended to be Incentive Stock Options ("ISOs") as defined in Section 422 of the Internal Revenue Code, as well as Nonqualified Stock Options ("NSOs"). It also provides that Stock Appreciation Rights ("SARs") may be granted either in conjunction with all or any part of an option granted under the 1992 Plan, or, provided the recipient is not an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), separate from options subject to grant under the 1992 Plan. SARs granted in conjunction with options are exercisable at the related option price at such time or times and only to the extent that the option to which they relate is exercisable. SARs granted separate from options are exercisable at the grant price, subject to terms and conditions not inconsistent with the Plan as determined by the Committee. SARs entitle the holders thereof to receive an amount equal to the excess of the fair market value of the Common Stock and Rights on the date of surrender over the option or grant price of the SAR. In the case of SARs granted in conjunction with options, the holder must surrender the related option or applicable portion thereof. Options which are surrendered upon exercise of SARs will no longer be exercisable. The Committee (as defined in Item 5) has sole discretion to determine the medium of payment of the economic value of the SARs and to consent or disapprove the election by a holder of an option to receive cash in full or partial payment of such economic value.

The 1992 Plan is not required to be qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (commonly known as "ERISA").

RIGHTS

Effective as of November 30, 1994, the Board of Directors of Johnson Controls, Inc., (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $.16-2/3 per share (the "Common Shares"), of the Company. The dividend is payable on November 30, 1994 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share of the Company at a price of $175.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Firstar Trust Company, as Rights Agent (the "Rights Agent"). Except as described below, the Rights and the Rights Agreement is substantially similar to the rights agreement previously in effect between the Company and the Rights Agent (the "Old Rights Agreement") and the rights previously issued thereunder (the "Old Rights"). The Old Rights and the Old Rights Agreement expired by their terms on November 30, 1994.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or public consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on November 30, 2004 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then-current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares ) or of subscription rights or warrants (other than those referred to above).

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of a least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares of the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.

Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation the right to vote or to receive dividends.

OTHER RESTRICTIONS

Persons who wish to sell shares of Common Stock and Rights received under the 1992 Plan and who are directors of officers of the Company, or who by stock ownership or otherwise may be deemed to control the affairs of the Company at the time of sale, may sell such shares only (1) pursuant to an effective applicable registration statement under the Securities Act of 1933, as amended,
(2) in compliance with Rule 144 under said Act, or (3) in a transaction otherwise exempt from registration thereunder and (4) in compliance with state securities laws. In addition, optionees who are subject to the provisions of
Section 16 under the Securities Exchange Act of 1934, as amended, are subject to the liability provisions of Section 16(b) on the resale of shares of Common Stock and Rights received under the 1992 Plan. Section 16(b) provides, in general, that any "profit" arising from the purchase and sale of company Common Stock within any period of less than six months must be paid to the Company. Accordingly, such optionees should consult with counsel regarding the implications under Section 16 of grants and exercises of options and SARs and sales of the underlying shares.

Certificates for shares of Common Stock and Rights acquired pursuant to the 1992 Plan through exercise of Incentive Stock Options will be held in escrow for one year by the Company. Such certificates shall be issued in the name of the optionee exercising the option, but will not be transferable by the optionee while the shares are held in escrow. The certificates will be held in escrow so long as a disposition of the shares of Common Stock and Rights represented by the certificates would give rise to ordinary income considerations or possible withholding liability of the Company for federal, state and local income or other taxes by virtue of such a disposition.
However, the certificates may be released from escrow if the optionee makes arrangements, satisfactory to the Company in its sole discretion, to satisfy any reporting or withholding liability the Company may have for such ordinary income or taxes.

                       FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of significant federal income tax consequences of Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights. The following discussion is not a complete discussion of all the federal income tax aspects of the 1992 Plan. Future changes in the laws and regulations may affect the tax consequences described herein. No discussion of state income tax treatment has been included. The optionee should consult with his or her own tax advisor with respect to the tax consequences of participation in the 1992 Plan.

INCENTIVE STOCK OPTIONS

Options granted under the 1992 Plan which constitute Incentive Stock Options ("ISOs") will, in general, be subject to the following federal income tax treatment:

     i) The grant of an ISO will give rise to no federal income tax consequences to either the Company or the optionee.

     ii) An optionee's exercise of an ISO will result in no federal income tax consequences to the Company.

     iii) An optionee's exercise of an ISO will not result in ordinary federal taxable income to the optionee, but may result in the imposition of or an increase in Alternative Minimum Tax (see section entitled "Incentive Stock Options and the Alternative Minimum Tax"). If shares acquired upon exercise of an ISO are not disposed of within the same taxable year of the ISO exercise, the excess of the Fair Market Value ("FMV") of the shares at the time the ISO is exercised over the option price is included in the optionee's computation of Alternative Minimum Taxable Income.

     iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the optionee will realize ordinary federal taxable income at the time of the disposition to the extent that the FMV of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price.

     Short-term or long-term capital gain will be realized by the optionee at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the FMV at the time of the exercise of the ISO.

     Short-term or long-term capital loss will be realized by the optionee at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale. If the option shares were subject to a Disqualifying Disposition and the FMV was added to the optionee's ordinary income in the one year following date of exercise and the proceeds from the sale are less than the FMV, a short- or long-term capital loss will be realized.

     If a disposition is made as described in this section, the Company will be entitled to a federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary federal taxable income realized by the optionee.

     v) If shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the optionee will realize long-term capital gain or loss in an amount equal to the difference between the amount realized by the optionee on the disposition and the optionee's federal income tax basis in the shares, usually the option price. In such event, the Company will not be entitled to any federal income tax deduction with respect to the ISOs.

NONQUALIFIED STOCK OPTIONS

Options granted under the Stock Option Plan which do not qualify as ISOs ("Nonqualified Stock Options") will, in general, be subject to the following federal income tax treatment:

     i) The grant of a Nonqualified Stock Option ("NSO") will give rise to no federal income tax consequences to either the Company or the optionee.

     ii) An exercise of an NSO will generally result in ordinary federal taxable income to the optionee in the amount equal to the excess of the FMV of the shares at the time of exercise over the option price. A deduction from federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the optionee, provided the Company deducts and withholds all appropriate federal withholding tax.

     iii) Upon a subsequent disposition of shares, an optionee will recognize a short-term or long-term capital gain (or loss) equal to the difference between the amount received and the tax basis of the shares, usually FMV at the time of exercise.

STOCK APPRECIATION RIGHTS

The grant of Stock Appreciation Rights ("SARs") or Limited Stock Appreciation Rights ("LSARs") will give rise to no federal income tax consequences to either the Company or the Optionee. Upon exercise of SARs or LSARs, an optionee will recognize ordinary income computed as the difference between the fair market value of the Johnson Controls common stock on the date of exercise and the option price paid for SARs or LSARs. The fair market value is calculated by using the average of the high and low prices for the Johnson Controls stock on the New York Stock Exchange on the date of exercise. The applicable taxes due on the exercise will be withheld from the amount paid to the optionee. The Company will receive a federal income tax deduction in an amount equal to the income realized by the optionee.

U.S. optionees will have the income generated from the exercise and applicable taxes paid included on their W-2.

For foreign nationals exercising SARs, the Payroll Department at the optionee's place of work will be notified to add the income generated from the exercise to the next salary check due the employee. Applicable taxes will be withheld.

CERTAIN MODIFICATIONS

It should be noted that in certain circumstances changes in the terms of an Incentive Stock Option in order to grant additional benefits to an optionee could result in disqualification of the option for ISO tax treatment and make the nonqualified stock option rules applicable.

EXERCISE OF STOCK OPTION WITH COMMON STOCK

Shares of the Company's common stock owned by the optionee are used as payment for the new option shares. The shares being exchanged are valued at the average of the high and low prices of the Johnson Controls stock on the New York Stock Exchange on the date of exercise. If the entire cost of the exercise price is not covered by the shares presented, the additional amount is to be paid by check. When enough shares are presented for the exchange, there is a small amount due for the difference between the value of the common stock and the option cost. This amounts to less than the cost of one share.

INCENTIVE STOCK OPTIONS EXERCISED WITH COMMON STOCK

There are no regular income tax consequences when paying for the cost of the option through the exchange (also called a "swap") of shares if the shares used in the swap are not ISO shares acquired within the past twelve months. The spread on the exercise is an item of tax preference and must be considered for Alternative Minimum Tax purposes (see section entitled "Incentive Stock Options and the Alternative Minimum Tax").

There is a regular income tax liability at the time ISO shares are sold. Ordinary income treatment applies if the stock is sold within one year of the date of exercise. If the stock is sold after the one-year period, the profit is treated as a capital gain.

Except as discussed below, the exercise of an option by using previously owned Common Stock to pay the exercise price of the option will not result in immediate taxation of any previously unrealized appreciation in the value of the Common Stock surrendered. The aggregate cost basis in the shares of Common Stock acquired upon exercise of an ISO with Common Stock will be the same as it was in the Common Stock used to pay the exercise price of the option. With respect to the shares of newly acquired Common Stock equal in number to the shares of Common Stock used to pay the exercise price of the option, the optionee's basis will be the same as it was in the Common Stock used to pay the exercise price of the option and the optionee's basis in any additional shares of the newly acquired Common Stock will be zero. The period of time during which the previously owned Common Stock was held will be included in computing the capital gain holding period for the number of shares of new Common Stock equal to the number of shares used to pay the exercise price. The holding period of the excess newly acquired Common Stock begins on the date the option is exercised. If any shares of Common Stock acquired upon exercise of an ISO by using previously owned Common Stock to pay the exercise price of the option are disposed of in a "Disqualifying Disposition," the shares of newly acquired Common Stock having zero basis will be deemed to have been disposed of first.

If a person exercises an ISO by delivery of shares previously acquired by the optionee under another incentive stock option or certain other types of employee plans; and, if the required holding period for the surrendered shares has not been satisfied, the delivery will constitute a "Disqualifying Disposition" of the surrendered shares. The result will be recognition of ordinary income by the optionee in an amount equal to the difference between the option price paid to acquire the surrendered shares and their FMV at the time the previous option was exercised. If the previous option was exercised by the payment of the option price in cash, the basis of the number of shares of new Common Stock equal to the number of shares used to pay the exercise price of the option will be equal to the FMV of the surrendered shares of Common Stock at the time the previous option was exercised and such shares will have a carryover holding period. If the previous option was exercised by payment of the option price with previously acquired shares of Common Stock, the number of new shares equal to the number of surrendered shares which were deemed to have a zero basis under the rules discussed above will have a basis equal to the amount of ordinary income recognized (by the person because of the Disqualifying Disposition) and a holding period which includes the holding period of such surrendered shares. The number of new shares equal to the difference between the number of such surrendered shares and the total number of surrendered shares will be deemed to have a carryover basis and holding period. In either case, the basis of the remainder of the shares (i.e., the number of new shares received in excess of the number surrendered) will be zero and their holding period will begin on the date the second option is exercised.

NONQUALIFIED STOCK OPTIONS EXERCISED WITH COMMON STOCK

When a Nonqualified Stock Option ("NSO") is exercised by using Common Stock to pay for the exercise price, the optionee will take a carryover basis in the shares of newly acquired Common Stock equal to the basis in the number of shares of Common Stock used to pay the exercise price of the options. The exchanged shares' holding period will carry over for this limited number of new shares of Common Stock. The optionee's basis in any other shares of newly acquired Common Stock will be their FMV on the date income is recognized and the holding period for excess shares will begin on this date. If an optionee exercises an NSO by delivery of shares previously acquired by the optionee under an ISO, such delivery will not be a Disqualifying Disposition, notwithstanding that the shares so surrendered are not held for the applicable holding periods. However, the number of new shares issued equal to the number of shares delivered shall be treated as stock acquired pursuant to the exercise of an ISO and will be subject to the rules regarding Disqualifying Dispositions. Any shares acquired in excess of the shares delivered will be treated as stock acquired pursuant to the exercise of an NSO.

INCENTIVE STOCK OPTIONS AND THE ALTERNATIVE MINIMUM TAX

The "minimum tax" concept grew out of a concern within government that the tax laws permitted some individuals with large incomes to pay little or no tax, while other individuals with far less income were required to pay a higher percentage of their income in tax. This undermining of the progressive rate structure and unfair allocation of the tax burden was believed to be caused by the existence of a favored tax status afforded certain types of income. As a result, the minimum tax was introduced to prevent taxpayers with substantial economic income from avoiding tax liability.

The computation of a taxpayer's alternative minimum tax ("AMT") liability first requires a determination of his or her alternative minimum taxable income ("AMTI"). AMTI is computed by adjusting the taxpayer's taxable income for certain items, called "Adjustments," and then adding tax "Preference Items."

The exercise of an Incentive Stock Option ("ISO") may require an Adjustment to taxable income for purposes of computing the taxpayer's AMTI. As a general rule, the Adjustment is computed as the difference between the FMV of the shares at the date of exercise and the option price paid for the shares (the "Spread"). If the taxpayer disposes of the ISO shares in the same year as the purchase, the Spread is taxed as regular income and is no longer a Preference Item for AMT. Taxpayers should complete IRS Form 6251 (Alternative Minimum Tax
- Individuals) to determine whether the AMT applies.

The optionee may be entitled to a credit against his or her regular tax in later years to the extent the individual pays AMT with respect to ISOs. AMT that results from other Adjustments, however, may not give rise to an income tax credit. In general, the payment of AMT as a result of ISO exercises generates a minimum Tax Credit that can be applied dollar for dollar against future year's regular income tax. The Tax Credit applies against any subsequent years' regular income tax in excess of the AMT and can be carried forward indefinitely. For purposes of claiming a Tax Credit, taxpayers should consult IRS Form 8801 "Credit for Prior Minimum Tax."

The calculation of the AMT, if any, is complicated and the optionee should discuss it with a personal tax advisor.

WITHHOLDING

If the Company determines that it is required to withhold state or federal income tax as a result of the exercise of any option or SAR, it may require the optionee to make arrangements satisfactory to the Company in order to enable the Company to satisfy such withholding requirements. If such arrangements are not made, the Company may refuse to issue funds or issue and transfer shares of Common Stock upon exercise of the options or SARs.

If an optionee delivers shares of Common Stock to satisfy withholding requirements, the transaction will be treated as if the Company had redeemed the shares for an amount equal to their FMV. Assuming that the redemption is treated as a sale of the shares for federal income tax purposes, the difference (if any) between the FMV on the date income is recognized on the option or SAR and the tax basis of such shares will be a long-term or a short-term capital gain or loss, depending on the holding period.